                          FAIRFIELD COMMUNITIES, INC.
                 ELECTION INFORMATION AND INSTRUCTIONS BOOKLET

    This booklet provides answers to frequently asked questions, briefly describes your options, and provides information and instructions on how to make your election. We urge you to read the instructions carefully and review the Frequently Asked Questions, as well as the enclosed proxy statement-prospectus dated February 26, 2001. After reviewing this material, complete the Election Form/Letter of Transmittal and send it in the enclosed yellow envelope along with your stock certificate(s) to our Exchange Agent, Mellon Investor Services LLC. If you have additional questions after reading this material, you should contact Mellon Investor Services at 866-892-5622 (toll free).

    The deadline for receipt of your Election Form/Letter of Transmittal is 5:00 p.m. (Eastern Time) on the closing date of the merger of Fairfield and a subsidiary of Cendant Corporation. The merger is expected to close on Monday, April 2, 2001, thereby making the deadline for receipt of your Election Form/Letter of Transmittal at 5:00 p.m. (Eastern Time) on that date. Cendant and Fairfield may extend the merger closing to a later date, in which case the Election Deadline would be extended to the actual date of the closing. Fairfield expects to announce the anticipated closing date of the merger by means of a press release to be issued no later than the date of the special meeting of Fairfield's stockholders to consider the merger.

FREQUENTLY ASKED QUESTIONS

1.  WHY HAVE I BEEN SENT AN ELECTION FORM/LETTER OF TRANSMITTAL?

    Cendant Corporation, Fairfield Communities, Inc. and Grand Slam Acquisition Corp., a subsidiary of Cendant, entered into an Agreement and Plan of Merger dated as of November 1, 2000, as amended. The merger agreement is attached as Annex A to the enclosed proxy statement-prospectus. As a result of the merger, you, as a Fairfield stockholder, have the option to elect to receive cash, Cendant common stock designated CD common stock, or a combination of the two in exchange for your shares of Fairfield common stock. Your ability to receive cash or CD common stock may be limited as more fully described in the answers to Questions 11 and 12 below.

2.  WHAT IS THE PURPOSE OF THE ELECTION FORM/LETTER OF TRANSMITTAL?

    The enclosed Election Form/Letter of Transmittal does two things. First, it allows you to make your election as to the form of payment for your shares of Fairfield common stock. Second, it provides you with instructions on how to surrender your stock certificates in order to receive your payment.

3.  WHAT DO I DO WITH THE ELECTION FORM/LETTER OF TRANSMITTAL?

    The Election Form/Letter of Transmittal is divided into four sections, with corresponding instructions for completing each section beginning on page 6 of this booklet.

    When completed, sign and date the Election Form/Letter of Transmittal and mail it to the Exchange Agent in the enclosed yellow envelope along with your stock certificates representing shares of Fairfield common stock. By signing the Election Form/Letter of Transmittal, you agree to surrender your stock certificate(s) in exchange for cash, CD common stock or a combination of both. You also confirm that your tax identification number indicated on the form is correct and that you have complied with all the requirements stated in the instructions. Please note that if your shares of Fairfield common stock are held in a joint account, then signatures of both owners are required.

    Consistent with the terms of the merger agreement, the Election Form/Letter of Transmittal authorizes the Exchange Agent to take all actions necessary to accomplish the delivery of the CD common stock certificates and/or cash in exchange for your shares of Fairfield common stock.

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    YOU MUST RETURN YOUR STOCK CERTIFICATES REPRESENTING YOUR SHARES OF
FAIRFIELD COMMON STOCK ALONG WITH THE ELECTION FORM/LETTER OF TRANSMITTAL IN THE ENCLOSED YELLOW ENVELOPE. DO NOT SIGN THE BACK OF THE STOCK CERTIFICATES.

4.  WHAT IF I FAIL TO MAKE AN ELECTION?

    If you do not make an election, you will receive the stock election for all of your shares of Fairfield common stock. The stock election is described in Question 9. Also, you may be subject to withholding of dividends and the shares or cash associated with the exchange. Failure to send in the Election Form/Letter of Transmittal and related documents could delay your actual receipt of the merger consideration. Promptly following the closing of the merger, the Exchange Agent will mail a letter of transmittal to any stockholder of record as of the effective time of the merger who has not returned an Election Form/Letter of Transmittal. A stockholder who has not completed and returned the Election Form/Letter of Transmittal should complete and return the letter of transmittal received after the closing, together with his or her stock certificates, in order to receive the merger consideration.

5.  WHAT HAPPENS IF I MISS THE ELECTION DEADLINE?

    Missing the election deadline is the same as failing to make an election.

6.  WHEN CAN I EXPECT TO RECEIVE MY NEW STOCK CERTIFICATES OR CASH?

    You will receive your new stock certificates or cash within 15 to 20 business days after the effective date of the merger.

7.  DO I HAVE TO SEND IN MY FAIRFIELD STOCK CERTIFICATE(S)?

    Yes, whether you make the cash election, stock election or a combination of both, you must return your Fairfield common stock certificates with your Election Form/Letter of Transmittal.

8.  WHAT IF I CANNOT LOCATE MY STOCK CERTIFICATE(S)?

    If you cannot locate your stock certificates, you must contact Equiserve, Fairfield's transfer agent, immediately, at 781-575-3400 for instructions on how to replace your lost stock certificates. If your replacement certificate(s) are not received by the Exchange Agent before the election deadline, you will be treated as if you did not respond to the election notice (see Question 4).

9.  WHAT WILL I RECEIVE IN THE MERGER?

    You have the right to elect to receive, in exchange for your shares of Fairfield common stock, cash, CD common stock or a combination of both. Under the terms of the merger agreement, you have the following options:

    - The "STOCK ELECTION," which consists of 1.2500 shares of CD common stock for each share of Fairfield common stock, unless the average trading price of CD common stock is more or less than $12.00. The "average trading price" means the average of the 4:00 p.m. Eastern Time closing sales prices of CD common stock reported on the New York Stock Exchange Composite Tape for the 20 consecutive trading days ending on and including the trading day immediately before the date of the special meeting of the stockholders of Fairfield to consider the merger. The adjustments that may be made to the exchange ratio are as follows:

        AVERAGE TRADING PRICE                     EXCHANGE RATIO
-------------------------------------  -------------------------------------
Equal to or greater than $13.5960      Equal to the quotient of $16.00
                                       divided by the average trading price

        AVERAGE TRADING PRICE                     EXCHANGE RATIO
-------------------------------------  -------------------------------------
Greater than $12.00 but less than      Equal to 0.6250 plus the quotient of
  $13.5960                             $7.50 divided by the average trading
                                       price

Equal to $12.00                        1.2500

Less than $12.00 but greater than      Equal to the quotient of $15.00
  $7.00                                divided by the average trading price

Equal to or less than $7.00            2.1428

    - The "CASH ELECTION," which consists of $15.00 in cash for each share of Fairfield common stock plus, if the average trading price is greater than $12.00, a fraction of a share of CD common stock that equals the excess of the value of the stock election, based on the average trading price, over $15.00. The maximum value of that fractional share will not exceed $1.00.

    You may also elect to receive the cash election for some of your shares of Fairfield common stock and the stock election for your remaining shares of Fairfield common stock. However, you may not elect to receive different forms of consideration for a single share of Fairfield common stock.

    If none of the above options are chosen, you will receive the stock election for all of your shares of Fairfield common stock.

10. WHEN WILL A FINAL EXCHANGE RATIO BE ANNOUNCED?

    Cendant and Fairfield will determine the final exchange ratio at the end of the business day before the special meeting of Fairfield stockholders. Cendant and Fairfield intend to issue a joint press release announcing the final exchange ratio not later than the date of the special meeting.

11. IF I CHOOSE THE CASH ELECTION, WILL I BE ASSURED OF RECEIVING ONLY CASH?

    No. The total amount of cash Cendant is required to pay in the merger will not exceed the product of $7.50 multiplied by the total number of outstanding shares of Fairfield common stock immediately prior to the effective time of the merger. However, the amount of cash available for persons making the cash election is reduced by the product of the number of shares held by Fairfield stockholders exercising their appraisal rights multiplied by the value, based on the final average trading price, of the stock election. If the total amount of cash to be paid to stockholders choosing the cash election plus the amount attributable to stockholders exercising their appraisal rights is greater than the total amount Cendant is required to pay in cash, then the amount of cash a stockholder making the cash election will receive shall be reduced on a pro rata basis with the other stockholders making the cash election. In lieu of cash, each of the stockholders making the cash election will receive a number of shares of CD common stock equal to the value, based on the final average trading price, of the cash that was reduced. Fairfield stockholders electing cash may also receive up to $1.00 of CD common stock if the average trading price for CD common stock is greater than $12.00.

12. IF I CHOOSE THE STOCK ELECTION, OR IF I DO NOT MAKE AN ELECTION, WILL I BE ASSURED OF RECEIVING ONLY STOCK?

    No. Cendant has the right, exercisable at any time prior to the closing of the merger, to pay cash for any shares of Fairfield common stock instead of issuing CD common stock. Any increase in the amount of cash to be paid by Cendant will first be paid to Fairfield stockholders electing to receive cash who were subject to proration as described in the preceding question, then paid on a pro rata basis to Fairfield stockholders making the stock election.

13. WILL I HAVE TO PAY TAXES ON THE PROCEEDS WHEN MY SHARES ARE EXCHANGED?

    Generally, the exchange will be treated as a sale of stock and may result in recognition of a gain or loss if there is a difference between the amount of cash and the value of the shares of CD common

                                       3
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stock received and your adjusted tax basis in your shares of Fairfield common stock. You should refer to the discussion of "Federal Income Tax Consequences of the Merger" in the proxy statement-prospectus dated February 26, 2001. Because individual circumstances may differ, you should consult your tax advisor for a complete understanding of the tax effect of the merger to you, including the application and effect of foreign, state, local or other tax laws.

14. HOW SHOULD I SEND MY SIGNED DOCUMENTS AND STOCK CERTIFICATES?

    A yellow envelope addressed to the Exchange Agent, Mellon Investor Services LLC, is enclosed with this package. Please use this envelope to return your Election Form/Letter of Transmittal, your Fairfield common stock certificates, if applicable, and any additional documentation that may be required to make your election complete. If you do not have the envelope, please mail all the requested documentation to: Mellon Investor Services LLC, Attention:
Reorganization Department, Post Office Box 3301, South Hackensack, NJ 07606-3301. If you are mailing stock certificates, we recommend that you use Registered Mail, return receipt requested. PLEASE DO NOT RETURN ANY OF THESE DOCUMENTS TO FAIRFIELD OR CENDANT.

    Until your Fairfield common stock certificates are actually delivered to the Exchange Agent, delivery is not effected, you hold title to the certificates and you bear the risk of loss.

15. ARE THERE ANY FEES ASSOCIATED WITH THE EXCHANGE OF MY SHARES OF FAIRFIELD COMMON STOCK?

    There are no fees associated with the exchange of your shares of Fairfield common stock. You may incur fees if you need to replace missing stock certificates.

16. HOW DO I CHANGE MY ADDRESS ON THE ELECTION FORM/LETTER OF TRANSMITTAL?

    You should mark through any incorrect address information that is printed on the Election Form/ Letter of Transmittal in Section 1. Clearly print your correct address in the place beside the printed information. If you would like to receive your payment at a different address from that in Section 1, you must complete the requested information in Section 4.

17. WHAT DO I DO IF:

    - I want to change the name on my account?

    - I want to have my check made payable to someone else?

    - The owner or co-owner of the shares is deceased?

    Please complete the applicable areas in the Election Form/Letter of Transmittal in order to transfer the CD common stock or cash to someone else. You will be responsible for any taxes arising from any of those changes. For more information, refer to the instructions below for completing Section 3.

18. CAN I REVOKE MY ELECTION?

    Yes. You can revoke your election by giving written notice to the Exchange Agent prior to 5:00 p.m. (Eastern Time), on the date of the effective time of the merger which is expected to be April 2, 2001, or by withdrawing your shares of Fairfield common stock (or withdrawing your notice of guaranteed delivery of your Fairfield shares) prior to the deadline listed above.

19. WHO DO I CALL IF I HAVE ADDITIONAL QUESTIONS?

    You may contact Mellon Investor Services, the Exchange Agent, at 866-892-5622 (toll free).

    Stockholders should NOT send any stock certificates with their proxy card. However, Election Form/Letter of Transmittal forms must be accompanied by stock certificates or by notices of guaranteed delivery.

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
    YOU SHOULD MAIL YOUR SIGNED PROXY CARD IN THE ENCLOSED SMALL, WHITE ENVELOPE MARKED "PROXY."

    THE ENCLOSED ELECTION FORM/LETTER OF TRANSMITTAL, WHICH MUST BE ACCOMPANIED BY EITHER STOCK CERTIFICATES OR BY NOTICE OF GUARANTEED DELIVERY, SHOULD BE RETURNED TO MELLON INVESTOR SERVICES IN THE ENCLOSED LARGE YELLOW ENVELOPE. THE ADDRESS THAT YOU SHOULD SEND YOUR FORM OF ELECTION/LETTER OF TRANSMITTAL TO WILL DEPEND ON THE METHOD OF DELIVERY THAT YOU CHOOSE. THE AVAILABLE OPTIONS AND RELEVANT ADDRESSES FOR MELLON INVESTOR SERVICES ARE LISTED BELOW.

                             DELIVERY INSTRUCTIONS
                          Mellon Investor Services LLC
                   For information (toll free): 866-892-5622
                                    BY MAIL:
                          Mellon Investor Services LLC
                           Reorganization Department
                              Post Office Box 3301
                        South Hackensack, NJ 07606-3301
                             BY OVERNIGHT DELIVERY:
                          Mellon Investor Services LLC
                           Reorganization Department
                               85 Challenger Road
                           Ridgefield Park, NJ 07660
                                    BY HAND:
                          Mellon Investor Services LLC
                           Reorganization Department
                                  120 Broadway
                                   13th Floor
                               New York, NY 10271

                          INSTRUCTIONS FOR COMPLETING
                    THE ELECTION FORM/LETTER OF TRANSMITTAL

    These instructions are for the accompanying Election Form/Letter of Transmittal for the registered stockholders of Fairfield Communities, Inc. All elections are subject to the merger agreement that was furnished to stockholders as part of the proxy statement-prospectus dated February 26, 2001.

    We cannot guarantee that you will receive the form of payment that you elect. We do intend to honor effective elections to the maximum extent possible. It is very important that you complete, sign and return the Election Form/Letter of Transmittal before the closing date of the merger. The merger is scheduled to close on April 2, 2001, unless the closing is extended. PLEASE USE THE ENCLOSED YELLOW ENVELOPE, ADDRESSED TO MELLON INVESTOR SERVICES LLC TO RETURN THE ELECTION FORM/LETTER OF TRANSMITTAL, TOGETHER WITH ALL OF YOUR FAIRFIELD COMMON STOCK CERTIFICATES. ALL STOCK CERTIFICATES MUST BE SUBMITTED NO MATTER WHAT ELECTION YOU MAKE. If some of your shares are held by a broker, bank or other nominee, please wait for instructions from your broker, bank or other nominee on what to do with those shares.

SECTION 1. ABOUT YOU AND YOUR SHARES

    The Election Form/Letter of Transmittal shows the registration of your account and the number and type of shares owned by you as reflected on the records of Fairfield at the time of mailing these instructions.

    If your Fairfield common stock certificate(s) is lost, please contact Fairfield's transfer agent, Equiserve, immediately, at 781-575-3400 for instructions on how to replace your Fairfield common stock certificate(s).

    Mark through any incorrect address information that is printed in this area on the Election Form/ Letter of Transmittal. Clearly print your correct address in the space beside the printed information.

SECTION 2. ELECTION OPTIONS AND REQUIRED SIGNATURES

    The terms of the merger agreement allow you to choose the form of consideration you receive in exchange for your shares of Fairfield common stock. For more information, please refer to the proxy statement-prospectus dated February 26, 2001. REGARDLESS OF THE OPTION YOU CHOOSE, YOUR STOCK CERTIFICATES OR NOTICE OF GUARANTEED DELIVERY MUST BE RETURNED WITH THE ELECTION FORM/LETTER OF TRANSMITTAL FOR YOUR ELECTION TO BE VALID. IF YOU DO NOT HOLD SHARES IN CERTIFICATE FORM, YOU ARE STILL REQUIRED TO COMPLETE AND RETURN THIS ELECTION FORM/LETTER OF TRANSMITTAL.

A) PAYMENT OPTIONS

    Select from the following options:

           1.  THE CASH ELECTION.

           2.  THE STOCK ELECTION.

           3.  A COMBINATION OF CASH ELECTION AND STOCK ELECTION.

B) REQUIRED SIGNATURES

    ALL INDIVIDUALS LISTED ON THE ACCOUNT MUST SIGN THE ELECTION FORM/LETTER OF TRANSMITTAL. Please be sure to include your daytime telephone number.

C) W-9 CERTIFICATION

    Certify that the Social Security Number printed on the form is correct. REGARDLESS OF WHETHER YOU HAVE PREVIOUSLY FURNISHED A TAXPAYER IDENTIFICATION NUMBER (TIN), SOCIAL SECURITY NUMBER (SSN) OR

THE CERTIFICATION ON FORM W-9 WITH RESPECT TO DIVIDEND PAYMENTS, YOU MUST AGAIN FURNISH THIS NUMBER ON THE W-9 CERTIFICATION.

    If you are a trustee, executor, administrator or someone who is acting on behalf of a stockholder and your name is not printed on the Election Form/Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the shares of Fairfield common stock.

    Any disputes regarding your election or the elections made by other Fairfield stockholders will be resolved by the Exchange Agent (in consultation with Fairfield and Cendant) and its decision will be final for all parties concerned. The Exchange Agent has the absolute right to reject any and all Election Forms/Letters of Transmittal which it determines are not in proper form or to waive minor defects in any form. Surrenders of certificates will not be effective until all defects or irregularities that have not been waived by the Exchange Agent have been corrected. Please return your Election Form/Letter of Transmittal promptly to allow sufficient time to correct any possible deficiencies before the election deadline.

    UNLESS THERE ARE SPECIAL TRANSFER OF PAYMENT INSTRUCTIONS OR SPECIAL DELIVERY INSTRUCTIONS, OR YOU ARE REPORTING LOST, STOLEN OR DESTROYED CERTIFICATES, YOU NEED NOT CONTINUE TO THE NEXT SECTION. HOWEVER, BEFORE YOU MAIL YOUR ELECTION FORM/LETTER OF TRANSMITTAL, MAKE SURE YOU DO THE FOLLOWING:

a)  Verify the election you have chosen;

b)  Sign, date and include your daytime phone number;

c)  Verify the SSN or TIN printed on the form and sign the W-9 certification;
    and

d) Include your Fairfield stock certificates, if applicable, along with the Election Form/Letter of Transmittal in the enclosed envelope.

SECTION 3. SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS

    If you want your shares of CD common stock registered in or your check made payable to a name or names different from the name(s) printed on the Election Form/Letter of Transmittal, please follow the instructions below.

    First, print the name(s) and address(es) of the person(s) to receive the shares of CD common stock in the space provided under Special Transfer or Payment Instructions. Then, refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Fairfield certificate(s), if applicable, and your Election Form/Letter of Transmittal.

NAME CHANGE DUE TO MARRIAGE OR TRANSFER OF OWNERSHIP TO ANOTHER INDIVIDUAL:

1. Obtain a signature guarantee for the stockholder whose name is printed on the Election Form/ Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

2. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the

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
    Substitute Form W-9. Please refer to the INSTRUCTIONS FOR COMPLETING SUBSTITUTE FORM W-9 for more detailed information.

    STOCKHOLDER WHOSE NAME IS PRINTED ON THE ELECTION FORM/LETTER OF TRANSMITTAL IS DECEASED. YOU ARE THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE:

1. Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the INSTRUCTIONS FOR COMPLETING SUBSTITUTE FORM W-9 for more detailed information.

    THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR ONLY:

1.  Provide a certified (under raised seal) copy of death certificate.

2.  Survivor's signature (signature guarantee is not necessary in this case).

3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute
    Form W-9. Please refer to the INSTRUCTIONS FOR COMPLETING SUBSTITUTE
    FORM W-9 for more detailed information.

    THE ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR AND ADDING A NAME:

1.  Provide a certified (under raised seal) copy of death certificate.

2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute
    Form W-9. Please refer to the INSTRUCTIONS FOR COMPLETING SUBSTITUTE
    FORM W-9 for more detailed information.

    THE ACCOUNT IS A CUSTODIAL ACCOUNT AND THE FORMER MINOR HAS REACHED THE LEGAL AGE OF MAJORITY:

1. The former minor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

2. Provide a certified (under raised seal) copy of the birth certificate for the former minor.

3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute
    Form W-9. Please refer to the INSTRUCTIONS FOR COMPLETING SUBSTITUTE
    FORM W-9 for more detailed information.

    IF THE REQUEST IS BEING MADE BY THE MINOR WHO HAS NOW REACHED THE AGE OF
MAJORITY:

1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

2. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute form W-9. Please refer to the INSTRUCTIONS FOR COMPLETING SUBSTITUTE
    FORM W-9 for more detailed information.

YOU WANT TO HAVE THE ACCOUNT REGISTERED IN THE NAME OF A TRUST:

1. Obtain a signature guarantee for the stockholder whose name is printed on the Election Form/ Letter of Transmittal. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

2.  Provide a copy of the first and last pages of the trust agreement.

3. Complete the Substitute Form W-9 on the Election Form/Letter of Transmittal by listing the Taxpayer Identification Number (TIN) or Social Security Number (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute
    Form W-9. Please refer to the INSTRUCTIONS FOR COMPLETING SUBSTITUTE
    FORM W-9 for more detailed information.

    If your circumstances differ from those listed above, or if you have any other questions, please contact Mellon Investor Services at 866-892-5622 (toll free).

SECTION 4. SPECIAL DELIVERY INSTRUCTIONS

    Complete this area only if you want the stock certificates of CD common stock and/or check resulting from your election to be delivered to an address other than the one printed in Section 1 on the Election Form/Letter of Transmittal.

    Note: Your address of record will not be affected by completing this section.

                                       9